Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-235639) on Form S-3 and the registration statement (No. 333-189069) on Form S-8 of our reports dated February 16, 2022, with respect to the consolidated financial statements and financial statement schedule III of EastGroup Properties, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Jackson, Mississippi
February 16, 2022